Exhibit 99.1

Bionomics Limited announces intention to re-domicile to the United States

Adelaide, Australia and Cambridge, Mass., Oct. 01, 2024 (GLOBE NEWSWIRE) – Bionomics Limited (Nasdaq: BNOX) (“Bionomics” or the “Company”), a clinical-stage biotechnology company developing novel, potential first-in-class, allosteric ion channel modulators to treat patients suffering from serious central nervous system disorders with high unmet medical need, today announced its intention to re-domicile from Australia to the United States via a proposed scheme of arrangement between Bionomics and its shareholders (the “Scheme”) that will be governed by Australian law. Implementation of the Scheme is subject to approval of Bionomics’ shareholders as well as regulatory and court approvals.

Bionomics is an Australian corporation and its ordinary shares, in the form of American Depositary Shares (“ADSs”), have been trading in the United States since listing on the Nasdaq Global Market in December 2021. Each ADS represents 180 ordinary shares of Bionomics.

Should the Scheme be approved by Bionomics shareholders and an Australian court, all shareholders of Bionomics will receive a proportionate number of shares of common stock in Neuphoria Therapeutics Inc. (“Neuphoria”), a new parent company that was incorporated in the U.S. State of Delaware for purposes of the re-domiciliation. Neuphoria would become the successor issuer to Bionomics and the Neuphoria shares would be listed on Nasdaq, replacing the ADSs of Bionomics.

Rationale for the re-domiciliation

Until July 1, 2024, Bionomics qualified as a “foreign private issuer” (as defined in Rule 405 under the U.S. Securities Act of 1933) and, as a result, was able to take advantage of certain reduced disclosure and other requirements as an SEC-registrant with securities listed on Nasdaq. Effective July 1, 2024, Bionomics no longer qualified as a foreign private issuer and, for this and other reasons, Bionomics’ board of directors (“Board”) has approved a plan to re-domicile Bionomics from Australia to Delaware. A re-domiciliation would eliminate significant Australian compliance costs, including avoiding the need to prepare financial statements in accordance with International Financial Reporting Standards as well as U.S. generally accepted accounting principles.

In addition, the Board believes that the re-domiciliation has the potential to provide many other benefits to Bionomics and its shareholders, including:

●	increased alignment with prominent U.S. pharmaceutical companies, thus enhancing group’s visibility and reputation within the industry;

●	a U.S. corporate structure that should increase the company’s attractiveness to potential strategic investors, merger partners or acquirers;

●	improve marketability with U.S. institutional investors;

●	increased attractiveness to a broader U.S. investor pool who previously could not invest in non-U.S. companies; and

●	a simplified corporate structure that should reduce administrative and compliance costs.

“The Board is excited to enact this landmark unanimous decision in conjunction with our key shareholders and other stakeholders. It is a decision made with the intention to maximize shareholder value. By committing our presence to the United States, we believe that our Company’s visibility to international investors will increase markedly, partly due to our value proposition compared to similar emerging biotech companies with a presence in North America,” said Spyros Papapetropoulos, M.D. Ph.D., Bionomics’ CEO.

He also noted that “Very few Australian brokers can trade ADSs, however post the re-domiciliation, most online trading platforms facilitate direct market access to trading U.S. shares. We look forward to providing ongoing guidance to our shareholders over the coming months prior to the anticipated shareholder vote in late November 2024.”

Legal Considerations

To implement the re-domiciliation, Bionomics has entered into a Scheme Implementation Agreement with Neuphoria. Following the implementation of the Scheme, Neuphoria will become the ultimate parent company of the Bionomics group of companies, with Bionomics becoming a wholly-owned subsidiary of Neuphoria.

Pursuant to the Scheme:

●	holders of fully paid ordinary shares in Bionomics (“Bionomics Shares”) will be entitled to receive one share of common stock in Neuphoria (“Neuphoria Share”) for every 1,440 Bionomics Shares held on the Scheme record date; and

●	holders of Bionomics ADSs will be entitled to receive one Neuphoria Share for every 8 ADSs held in Bionomics on the Scheme record date.

Following advice from U.S. investment banks, such a consolidation of share capital is considered appropriate for an ambitious and emerging biotechnology research and development company. If the company were to apply the ratio proposed above to its current share price, then an estimated Nasdaq share price would be approximately US$3.5 per share. Furthermore, any reorganisation of capital does not affect the value of the company nor shareholder position.

Holders of Bionomics options and warrants will be asked to exchange those securities for equivalent options and warrants in Neuphoria based on the same exchange ratio as the Scheme ratio.

The re-domiciliation is not expected to result in any material change to Bionomics’ assets, management, operations or strategy, and is expected to be structured on a tax-neutral basis to Bionomics and its shareholders.

Independent Expert

The Board has appointed an independent expert to assess if the Scheme is in the best interests of holders of Bionomics Shares. A report prepared by the independent expert will form part of the Scheme Booklet, which will contain detailed information regarding the Scheme. Bionomics encourages its shareholders to read the Scheme Booklet carefully.

Board Recommendations

The Board unanimously recommends that Bionomics shareholders vote in favour of the Scheme and each Director personally intends to vote all Bionomics Shares in their control in favour of the Scheme, subject to the independent expert concluding that the Scheme is in the best interests of Bionomics shareholders.

Details of the Scheme Implementation

The implementation of the Scheme is subject to several customary conditions, including the approval of Bionomics shareholders and an Australian court, as well as other necessary regulatory approvals. Full details of the terms and conditions of the Scheme are set out in the Scheme Implementation Agreement, a copy of which will be attached to a Form 8-K that Bionomics will file with the Securities and Exchange Commission.

Indicative Timetable and Next Steps

Bionomics shareholders do not need to take any action at this time. A Scheme Booklet containing more detailed information relating to the Scheme, reasons for the Board’s recommendations, information on the Scheme meeting and the independent expert’s report is expected to be mailed to Bionomics shareholders within a few weeks.

Bionomics shareholders will be given the opportunity to vote on the Scheme at the Scheme meeting expected to be held in late November 2024 and, subject to the conditions of the Scheme being satisfied, the Scheme is expected to be implemented in early December 2024. These dates are indicative and subject to change.

Advisers

Bionomics has engaged Hamilton Locke as Australian counsel and Rimôn Law as U.S. counsel to advise on the Scheme and the re-domiciliation.

For Further Information Please Contact

General	Investor Relations	Investor Relations
Rajeev Chandra	Kevin Gardner	Chris Calabrese
Company Secretary	kgardner@lifesciadvisors.com	ccalabrese@lifesciadvisors.com
CoSec@bionomics.com.au

About Bionomics Limited

Bionomics (NASDAQ: BNOX) is a clinical-stage biotechnology company developing novel, potential first-in-class, allosteric ion channel modulators to treat patients suffering from serious central nervous system (“CNS”) disorders with high unmet medical need. Bionomics is advancing its lead drug candidate, BNC210, an oral, proprietary, selective negative allosteric modulator of the α7 nicotinic acetylcholine receptor, for the acute treatment of Social Anxiety Disorder (SAD) and chronic treatment of Post-Traumatic Stress Disorder (PTSD). Beyond BNC210, Bionomics has a strategic partnership with Merck & Co., Inc. (known as MSD outside the United States and Canada) with two drugs in early-stage clinical trials for the treatment of cognitive deficits in Alzheimer’s disease and other central nervous system conditions. Bionomics’ pipeline also includes preclinical assets that target Kv3.1/3.2 and Nav1.7/1.8 ion channels being developed for CNS conditions of high unmet need.

Forward-Looking Statements

Bionomics cautions that statements included in this press release that are not a description of historical facts are forward-looking statements. Words such as “may,” “could,” “will,” “would,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “intend,” “predict,” “seek,” “contemplate,” “potential,” “continue” or “project” or the negative of these terms or other comparable terminology are intended to identify forward-looking statements. The forward-looking statements are based on our current beliefs and expectations. The inclusion of forward-looking statements should not be regarded as a representation by Bionomics that any of its plans will be achieved. Actual results may differ materially from those set forth in this release due to the risks and uncertainties inherent in the Company’s business and other risks described in the Company’s filings with the SEC, including the Company’s Annual Report filed with the SEC, and its other reports. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Bionomics undertakes no obligation to revise or update this news release to reflect events or circumstances after the date hereof. Further information regarding these and other risks, uncertainties and other factors is included in Bionomics’ filings with the SEC, copies of which are available from the SEC’s website (www.sec.gov) and on Bionomics’ website (www.bionomics.com.au) under the heading “Investor Center.” All forward-looking statements are qualified in their entirety by this cautionary statement. This caution is made under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995. Bionomics expressly disclaims all liability in respect to actions taken or not taken based on any or all the contents of this press release.

Not an offer of securities

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, any securities in any jurisdiction. The Neuphoria Shares have not been registered under the US Securities Act and may not be offered or sold except in a transaction registered under the US Securities Act or in a transaction exempt from, or not subject to, such registration requirements and applicable US state securities laws.

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